As filed with the Securities and Exchange Commission on April 9,
1998
                                      Registration No. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ______________________

                              FORM S-8

                         REGISTRATION STATEMENT
                              UNDER
                       THE SECURITIES ACT OF 1933
                         ______________________

                         SCHEIN PHARMACEUTICAL,  INC.
          (Exact name of registrant as specified in its charter)

               Delaware                           11-2726505
(State or other jurisdiction of    (I.R.S.Employer Identification
incorporation or organization)          No.)


                         100 Campus Drive
                    Florham Park, New Jersey 07932
                         (973) 593-5500
          (Address of principal executive offices) (Zip code)


Schein Pharmaceutical, Inc. 1993 Stock Option Plan (formerly the Schein Holdings, Inc. 1993 Stock Option Plan)
Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock
Option Plan
Schein Pharmaceutical, Inc. 1997 Stock Option Plan
Schein Pharmaceutical, Inc. 1998 Employee Stock Purchase Plan
The Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates



+Corporation Service Corp.         Edward W. Kerson, Esq.
1013 Centre Road                   Proskauer Rose LLP
Wilmington, Delaware 19805         1585 Broadway
 (302) 636-5454                    New York, New York 10036-8299
(Name, address, including zip code,     (212) 969-3000
and telephone number,
including area code, of agent for service)




                    CALCULATION OF REGISTRATION FEE

Title of                      Proposed    Proposed
securities     Amount         maximum     maximum
to be          to be          offering    aggregate     Amount
registered     Registered(1)  price per   offering        of
                              share       price     Registration

Common     1,790,890 shares  $17.000     $30,445,130(2) $8,981.31
Stock, par
value
$.01 per
share


Common Stock, 186,375 shares    $9.5238 $1,774,998(3)  $523.62
par value
$.01 per
share

Common Stock, 1,223,460 shares $14.2857 $17,477,983(4) $5,156.00 par value
$.01 per share

Common Stock, 1,387,080 shares $19.0476 $26,420,545(5) $7,794.06 par value
$.01 per
share

Common Stock, 1,918,825 shares $17.000  $32,620,025(6) $9,622.91 par value
$.01 per
share

TOTAL                                                  $32,077.91


   (1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be or have been granted under the Schein Pharmaceutical, Inc. 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan and the Retirement Plan (collectively, the "Plans"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments in the number of shares issuable under the Plans pursuant to the antidilution provisions thereof.

   (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the initial public offering price of $17.00 per share.

   (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $9.5238 per share with respect to options granted to employees of the Company to purchase 186,375 shares of Common Stock.

   (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $14.2857 per share with respect to options granted to employees, non-employee directors and employee directors of the Company to purchase 1,223,460 shares of Common Stock.

   (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $19.0476 per share with respect to options granted to non-employee directors and employee directors of the Company to purchase 1,387,080 Shares of Common Stock.

   (6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $17.000 per share with respect to options granted to employees of the Company to purchase 1,918,825 shares of Common Stock.

























                       PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The Section 10(a) prospectuses for the Plans are not being filed with the Securities and Exchange Commission (the
"Commission") as part of this Registration Statement.












































                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

   The following documents filed with the Securities and Exchange Commission by Schein Pharmaceutical, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

        (1) the Company's Prospectus, dated April 8, 1998, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933;

        (2) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration
Statement filed on Form 8-A (No. 001-14019) pursuant to Section
12 of the Securities Exchange Act of 1934.

   All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4.  Description of Securities.

   Not applicable.

   Item 5.  Interests of Named Experts and Counsel.

   Not applicable.

   Item 6.  Indemnification of Directors and Officers.

   Article SEVENTH of the Company's Certificate of
Incorporation provides that the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

   In addition Article SEVENTH of the Company's Certificate of Incorporation provides that no director of the Company shall not be personally liable for any breach of fiduciary duty. Article SEVENTH does not eliminate a director's liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

   Section 102(b)(7) of the General Corporation Law of the
State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

   Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains directors' and officers' liability insurance coverage.

   Item 7.  Exemption from Registration Claimed.

   Not applicable.

   Item 8.  Exhibits.

   5.1  Opinion of Proskauer Rose LLP

   23.1 Consent of BDO Seidman, LLP

   23.2 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

   24.1 Power of Attorney (see signature page)

   Item 9.  Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

        (1)  to file, during any period in which offers or
sales are being made, a post-effective     amendment to this
registration statement:

             (i)  to include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                             SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 9, 1998.

                            SCHEIN PHARMACEUTICAL, INC.

                            By:  /s/ Martin Sperber
                                      Martin Sperber
                                 Chairman of the Board,
                                 Chief Executive Officer
                                   and President




                        SIGNATURES AND POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Schein Pharmaceutical, Inc. (the "Company") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan and the Retirement Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signatures             Title                         Date

/s/ Martin Sperber          Chairman of the Board,     April 9, 1998
Martin Sperber              Chief Executive Officer,
                       President and Director
                       (principal executive
                       officer)

/s/ Dariush Ashrafi    Chief Financial Officer,           April 9, 1998
Dariush Ashrafi        Executive Vice President
                       and Director (principal
                       financial and accounting
                       officer)

/s/ Paul Feuerman           Senior Vice President,  April 9, 1998
Paul  Feuerman              General Counsel and
                       Director

/s/ David R. Ebsworth       Director                April 9, 1998
David R. Ebsworth

/s/ Richard L. Goldberg     Director                April 9, 1998
Richard L. Goldberg
























                                           EXHIBIT INDEX



Exhibit          Description of Exhibit              Page No.


5.1               Opinion of Proskauer Rose LLP


23.1              Consent of BDO Sseidman, LLP


23.2              Consent of Proskauer Rose LLP
             (included in Exhibit 5.1)


24.1              Power of Attorney (included in
             page II-5 hereof)


































                                                EXHIBIT 5.1


                                      April 9, 1998



Schein Pharmaceutical, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Dear Sirs:

        We are acting as counsel to Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 relating to 6,506,630 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares may be issued by the Company pursuant to the Company's 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan and the Retirement Plan (collectively, the "Plans").

        We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plans. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigation of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

        Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the respective Plans, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            Very truly yours,

                            /s/ Proskauer Rose LLP



                                                EXHIBIT 23.1






               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan and the Retirement Plan of Schein Pharmaceutical, Inc. of our report dated January 30, 1998, except for Note 1 which is as of April 3, 1998, relating to the consolidated financial statements of Schein Pharmaceutical, Inc. and Subsidiaries, which is contained in its Prospectus dated March 13, 1998.

New York, New York
April 8, 1998

                              /s/ BDO Seidman, LLP